                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K



               Current Report Pursuant to Section 13 or 15(d)of
                      the Securities Exchange Act of 1934



                        Date of Report: August 24, 2000
                       (Date of earliest event reported)



                           Alysis Technologies, Inc.
                 (Exact name of registrant as specified in its charter)



          Delaware                     0021539                 94-3161772

(State or other jurisdiction  (Commission File Number)      (I.R.S. Employer
     of incorporation)                                     Identification No.)



                         1900 Powell Street, Suite 500
                         Emeryville, California 94608
                   (Address of principal executive offices)

                                (510) 450-7000
             (Registrant's telephone number, including area code)

Item 2.     Acquisition or Disposition of Assets

            On August 24, 2000, Alysis Technologies, Inc. (the "Registrant") completed the sale of its CheckVision(R) Business and certain other assets and liabilities (the "Asset Sale") to Computer Sciences Corporation, a Nevada corporation ("CSC"), pursuant to the terms of an Asset Purchase Agreement between the Registrant and CSC dated August 16, 2000. The Registrant received a cash purchase price of $3.98 million (the "Purchase Price") from CSC in consideration for the Asset Sale. Pursuant to the terms of the Asset Purchase Agreement, $500,000 of the Purchase Price has been deposited in escrow for a period of twelve months to secure the payment by CSC of any amounts that may become due under the indemnification provisions of the Asset Purchase Agreement. The Purchase Price was determined through a series of negotiations in an arms length transaction between the Registrant and Purchaser. The Registrant intends to use the proceeds of the Asset Sale to further strengthen its WorkOut(R) product`s position in the e-presentment marketplace.

            The summary of the provisions of the Agreement set forth above is qualified in its entirety by reference to the Asset Purchase Agreement filed herewith as Exhibit 2.1.


Item 7.     Financial Statements, Pro Forma Financial Information, and Exhibits

     (a)    Not applicable.

     (b).   Pro Forma Financial Information.

            The following unaudited pro forma condensed financial statements of the Company are based on its audited financial statements included in the 1999 Form 10-K and its unaudited financial statements included in the Second Quarter Form 10-Q, adjusted where appropriate to give pro forma effect to the transactions described below.

            The Unaudited Pro Forma Condensed Balance Sheet gives pro forma effect to the Asset Sale as if it had occurred on June 30, 2000. The Unaudited Pro Forma Condensed Statement of Operations for the year ended December 31, 1999 gives pro forma effect to the Asset Sale as if it had occurred immediately prior to January 1, 1999. The Unaudited Pro Forma Condensed Statement of Operations for the six months ended June 30, 2000 gives pro forma effect to the Asset Sale as if it had occurred immediately prior to January 1, 2000. Further details about the pro forma adjustments are set forth in notes appearing at the end of the unaudited pro forma condensed financial statements.

            These statements are not necessarily indicative of the actual financial position or results of operations of the Company as of the date or for the periods indicated or the financial position or results of operations that the Company would have experienced if the transactions for which the statements give pro forma effect had in fact occurred at the times assumed. Also, the statements do not purport to represent the Company's future financial position or results of operations.

            These statements should be read in conjunction with Management's Discussion and Analysis of Financial Condition and Results of Operations and the Financial Statements included in the 1999 Form 10-K and the Second Quarter Form 10-Q.

                           ALYSIS TECHNOLOGIES, INC.
                       PRO FORMA CONDENSED BALANCE SHEET
                                 June 30, 2000
                                (in thousands)
                                  (unaudited)

                                                                             Pro Forma
                                                              Historical   Adjustments (1)  Pro Forma
                                                             -----------------------------------------
Assets
Current assets:
  Cash and cash equivalents..............................        $  2,316          $ 3,476    $  5,792
  Restricted cash........................................               -              500         500
  Receivables, net.......................................           1,725           (1,020)        705
  Other current assets...................................             270               (3)        267
                                                             -----------------------------------------
   Total current assets..................................           4,311            2,953       7,264
Property and equipment, net..............................             852             (103)        749
Other assets.............................................              58                           58
Intangible assets........................................           1,912                        1,912
                                                             -----------------------------------------
                                                                 $  7,133          $ 2,850    $  9,983
                                                             =========================================


Liabilities and Stockholders' Equity
Current liabilities:
   Accounts payable......................................         $   488                     $    488
   Accrued compensation and related liabilities..........           1,303          $  (120)      1,183
   Deferred revenues.....................................           2,833           (1,598)      1,235
   Other accrued liabilities.............................             794             (171)        623
                                                             -----------------------------------------
      Total current liabilities..........................           5,418           (1,889)      3,529

Stockholders' equity:
   Preferred shares, Series B                                       3,814                        3,814
   Common stock                                                       110                          110
   Class B common stock                                                25                           25
   Additional paid-in capital............................          30,328              869      31,197
   Treasury stock at cost................................             (39)                         (39)
   Accumulated deficit...................................         (32,403)           3,870     (28,533)
   Deferred stock compensation...........................            (124)                        (124)
   Foreign currency translation adjustment...............               4                            4
                                                               ---------------------------------------
      Total stockholders' equity.........................           1,715            4,739       6,454
                                                               ---------------------------------------
                                                                  $ 7,133          $ 2,850    $  9,983
                                                               ---------------------------------------

The accompanying notes are an integral part of these pro forma condensed financial statements.

                          ALYSIS TECHNOLOGIES, INC.
                PRO FORMA CONDENSED STATEMENTS OF OPERATIONS
                    FOR THE YEAR ENDED DECEMBER 31, 1999
                    (in thousands, except per share data)
                                 (unaudited)

                                                                                    Pro Forma
                                                                  Historical     Adjustments (2)    Pro Forma
                                                                -------------  ------------------  ----------
Revenues:
  License..................................................           $ 7,623           $ (7,266)    $    357
  Service..................................................             7,290             (6,390)         900
  Maintenance..............................................             4,899             (2,959)       1,940
                                                                -------------  -----------------   ----------
   Total revenues..........................................            19,812            (16,615)       3,197

Cost of revenues:
  License..................................................                77                (77)           -
  Service..................................................             4,334               (761)       3,573
  Maintenance..............................................             2,129               (371)       1,758
                                                                -------------  -----------------   ----------
   Total cost of revenues..................................             6,540             (1,209)       5,331

Operating expenses:
  Sales and marketing......................................             4,476               (590)       3,886
  General and administrative...............................             7,582               (580)       7,002
  Product development......................................             1,874                           1,874
                                                                -------------  -----------------   ----------
   Total operating expenses................................            13,932             (1,170)      12,762
                                                                -------------  -----------------   ----------


Loss from operations.......................................              (660)           (14,236)     (14,896)

Other income:
  Interest income..........................................               349                             349
  Other income.............................................                 -                               -
                                                                -------------  -----------------   ----------

Loss before income taxes                                                 (311)           (14,236)     (14,547)
Provision for income taxes                                                  -                               -
                                                                -------------  -----------------   ----------
Net loss...................................................              (311)           (14,236)     (14,547)

Preferred stock dividends..................................               117                             117
                                                                -------------  -----------------   ----------
Net loss applicable to common stockholders.................           $  (428)           (14,236)    $(14,664)
                                                                =============  =================   ==========

Basic and diluted net loss per share applicable to common
  stockholders.............................................           $ (.03)                        $  (1.19)
                                                                ============                       ==========

Shares used in computing basic and diluted net loss per
  share applicable to common stockholders..................           12,326                           12,326
                                                                ============                       ==========


The accompanying notes are an integral part of these pro forma condensed financial statements.

                          ALYSIS TECHNOLOGIES, INC.
                PRO FORMA CONDENSED STATEMENTS OF OPERATIONS
                   FOR THE SIX MONTHS ENDED JUNE 30, 2000
                    (in thousands, except per share data)
                                 (unaudited)

                                                                                  Pro Forma
                                                                Historical     Adjustments (3)    Pro Forma
                                                               ------------  ------------------ -------------
Revenues:
 License..................................................      $    1,831    $         (1,771)  $        60
 Service..................................................           1,227                (745)          482
 Maintenance..............................................           2,076              (1,385)          691
                                                               -----------   -----------------  ------------
  Total revenues..........................................           5,134              (3,901)        1,233

Cost of revenues:
 License..................................................              23                 (23)            -
 Service..................................................             648                (481)          167
 Maintenance..............................................             962                (310)          652
                                                               -----------   -----------------  ------------
  Total cost of revenues..................................           1,633                (814)          819

Operating expenses:
 Sales and marketing......................................           3,131                (373)        2,758
 General and administrative...............................           5,918                (681)        5,237
 Product development......................................           2,214                   -         2,214
                                                               -----------   -----------------  ------------
  Total operating expenses................................          11,263              (1,054)       10,209
                                                               -----------   -----------------  ------------


Loss from operations......................................          (7,762)             (2,033)       (9,795)

Other income:
 Interest income..........................................             142                               142
 Other income.............................................               4                                 4
                                                               -----------   -----------------  ------------

Loss before income taxes                                            (7,616)             (2,033)       (9,649)
Provision for income taxes                                             (17)                              (17)
                                                               -----------   -----------------  ------------
Net loss..................................................          (7,633)             (2,033)       (9,666)

Preferred stock dividends.................................             138                               138
                                                               -----------   -----------------  ------------
Net loss applicable to common stockholders................      $   (7,771)   $         (2,033)  $    (9,804)
                                                               ===========   =================  ============

Basic and diluted net loss per share applicable to common
 stockholders.............................................      $     (.59)                      $      (.74)
                                                               ===========                      ============

Shares used in computing basic and diluted net loss per
 share applicable to common stockholders..................          13,258                            13,258
                                                               ===========                      ============


The accompanying notes are an integral part of these pro forma condensed financial statements.

                         NOTES TO UNAUDITED PRO FORMA
                        CONDENSED FINANCIAL STATEMENTS

Unaudited Pro Forma Condensed Balance Sheet Notes


(1) The pro forma adjustments for the unaudited pro forma condensed balance sheet as of June 30, 2000 assume that the sale of assets and assumption of liabilities related to the CheckVision(R) Business and an adjustment of approximately $869,000 to additional paid-in capital for a one-time stock compensation charge incurred for new stock option grants and modifications made to existing stock options to employees terminated in the sale had occurred as of that date. In connection with the Asset Sale, the Company received cash proceeds of $3.98 million; (which includes $500,000 deposited in escrow for a period of twelve months) and the Purchaser assumed liabilities in the aggregate of approximately $1.89 million. The Company recorded a gain of approximately $3.87 million related to the Asset Sale.

Unaudited Pro Forma Condensed Statement of Operations Notes


(2) The pro forma adjustments for the unaudited pro forma condensed statement of operations for the year ended December 31, 1999 assume that revenue from the CheckVision(R) Business and associated costs and direct operating expenses (principally compensation and related benefits of terminated employees) reduce on a pro forma basis to reflect the Asset Sale as if it had occurred immediately prior to January 1, 1999. These pro forma adjustments exclude a one-time stock compensation charge of approximately $869,000 incurred at the date of the Asset Sale for new stock option grants and modifications made to existing stock option to employees terminated in the sale.

(3) The pro forma adjustments for the unaudited pro forma condensed statement of operations for the six months ended June 30, 2000 assume that revenue from the CheckVision(R) Business and associated costs and direct operating expenses (principally compensation and related benefits of terminated employees) reduce on a pro forma basis to reflect the Asset Sale as if it had occurred immediately prior to January 1, 2000. These pro forma adjustments exclude a one-time stock compensation charge of approximately $869,000 incurred at the date of the Asset Sale for stock option grants and modifications made to existing stock options to employees terminated in the sale.

(c)  Exhibits

2.1 Asset Purchase Agreement, dated as of August 16, 2000, between the Registrant and Computer Sciences Corporation.


                                  SIGNATURES



  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         ALYSIS TECHNOLOGIES, INC.


Dated:  September 08, 2000      By: /s/  David R. Bankhead
                                    -----------------------
                         David R. Bankhead

                               INDEX TO EXHIBITS




     Exhibit

     Number    Description
     ------    -----------------------------------------------------------------

        2.1 Asset Purchase Agreement dated as of August 16, 2000 between the Registrant and Computer Sciences Corporation.